Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter Bookings Grow 37% Sequentially to $12.2 Million

Year-End Backlog Expands to $22.0 Million

CHANDLER, Ariz. — March 27, 2025 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the fourth quarter and full year ended December 31, 2024. The financial statements are available on VirTra’s website and here.

Fourth Quarter 2024 and Recent Operational Highlights:

●	Fourth quarter bookings totaled $12.2 million, a 37% increase from Q3 2024, with a significant portion recorded in December, positioning VirTra for revenue conversion in early 2025.

●	Backlog grew to $22.0 million as of December 31, 2024, reflecting continued sales momentum despite federal funding delays.

●	Secured contracts with government and law enforcement agencies in Europe and Latin America, reinforcing VirTra’s expansion in international government and security training programs.

●	Secured first sale of the V-XR® training platform in Canada, marking early adoption of the Company’s extended reality training technology.

●	Maintained robust working capital at $34.8 million, positioning the Company for sustained growth and operational agility.

Fourth Quarter and Full Year 2024 Financial Highlights:

	For the Three Months Ended			For the Twelve Months Ended
All figures in millions, except per share data	December 31, 2024	December 31, 2023	% ∆	December 31, 2024	December 31, 2023 *	% ∆
Total Revenue	$5.4	$10.9	-50%	$26.4	$38.8	-32%

Gross Profit	$3.7	$9.2	-60%	$19.4	$27.4	-29%
Gross Margin	68.5%	84.4%	N/A	73.7%	70.7%	N/A

Net Income (Loss)	$(0.9)	$3.5	N/A	$1.4	$9.2	N/A
Diluted EPS	$(0.08)	$0.32	N/A	$0.12	$0.85	N/A
Adjusted EBITDA+	$(1.8)	$3.0	N/A	$2.9	$12.4	N/A

*The December 31, 2023 full-year column reflects restated financials.

+The adjusted EBITDA calculation for the three months ended December 31, 2024 give effect to a negative $750,000 revenue adjustment.

Management Commentary

VirTra CEO John Givens stated, “We closed out 2024 with strong bookings momentum and an expanding backlog despite persistent challenges in the federal funding environment. Bookings increased sequentially each quarter in 2024, demonstrating our ability to navigate the constraints of the federal government’s Continuing Resolution and the resulting delays in contract execution. While we remain encouraged by our growing backlog and international traction, the broader funding environment remains fluid, and we are actively working with policymakers to ensure law enforcement agencies can access critical training resources. Over the past several months, we have met with dozens of legislators, officials at the Department of Justice, and leadership in federal grant offices to advocate for clearer funding structures that prioritize modern training systems. As a trusted partner for Customs and Border Protection (CBP), the Secret Service, and the Federal Law Enforcement Training Center (FLETC), we remain focused on expanding our role in federal law enforcement training initiatives.

“We are also advancing our military initiatives, with key milestones in the U.S. Army’s Integrated Visual Augmentation System (IVAS) program. Our final IVAS development phase was completed 42 days ahead of schedule, leading the Army to finalize testing early and forgo previously planned soldier assessments due to our system’s outstanding performance. The transition of IVAS to Anduril, one of the most capable defense technology firms with a well-established track record in Department of Defense contracting, is a significant positive development. We are actively conducting liability testing on recoil kits as part of the final prototyping phase, and remain confident in our continued involvement, strategically positioning us to effectively support future production-stage opportunities.

“While our sales pipeline has improved, we recognize that there is still work to be done to reach full efficiency. We are laser-focused on accelerating sales growth through a disciplined, strategic approach. This includes expanding and refining our sales organization, improving conversion efficiency, and deepening engagement across our core federal and military customer base. Additionally, we are leveraging AI to drastically reduce video editing time from days to minutes, accelerating high-quality content creation. Training content remains a key differentiator for VirTra, and our ability to rapidly expand and enhance our scenario library strengthens our position as the industry leader in immersive training.

“Looking ahead, we anticipate continued variability in federal funding cycles in the near term, but the long-term need for de-escalation and tactical training continues to expand. The steps we’ve taken to improve operational efficiency, deepen engagement with key federal agencies, and expand our content and scenario development capabilities provide a solid foundation as we navigate 2025.”

Fourth Quarter and Full Year 2024 Financial Results

Total revenue for the fourth quarter was $5.4 million, compared to $10.9 million in the prior year period. This decrease reflects the impact of federal budget delays and grant disbursement pauses, which slowed contract execution and order conversion. While Q4 bookings saw strong sequential growth, many orders came late in the quarter, limiting the Company’s ability to fulfill and recognize revenue within the period.

For the full year 2024, total revenue was $26.4 million, compared to $38.8 million (as restated) in 2023. The decline reflects the impact of budget delays, resulting in softer bookings in early 2024 and delayed order conversion throughout the year.

Gross profit for the fourth quarter was $3.7 million (69% of total revenue), compared to $9.2 million (84% of total revenue) in the prior year period. The decline primarily reflects lower revenue.

For the full year 2024, gross profit totaled $19.4 million (74% of total revenue), compared to $27.4 million (as restated) (71% of total revenue) in 2023. This improvement in gross margin reflects a shift in product mix and operational efficiencies.

Net operating expense for the fourth quarter was $4.2 million, a 13% increase from $3.7 million in the prior year period. The increase was driven by investments in higher-level staff to support long-term growth, expanded sales and marketing efforts, and enhancements to IT infrastructure and compliance for current and future contracts.

For the full year 2024, net operating expense was $17.4 million, compared to $17.0 million in 2023.

Operating (loss) income for the fourth quarter was $(0.5) million, compared to $1.7 million in the fourth quarter of 2023.

For the full year 2024, operating income was $2.0 million, compared to $10.4 million in 2023.

Net (loss) income for the fourth quarter was $(0.9) million, or $(0.08) per diluted share (based on 11.2 million weighted average diluted shares outstanding), compared to $3.5 million, or $0.32 per diluted share (based on 11.0 million weighted average diluted shares outstanding), in the fourth quarter of 2023.

For the full year 2024, net income was $1.4 million, or $0.12 per diluted share (based on 11.2 million weighted average diluted shares outstanding), compared to net income of $9.2 million (as restated), or $0.85 per diluted share (based on 11.0 million weighted average diluted shares outstanding), in 2023.

Adjusted EBITDA, a non-GAAP metric, was $(1.8) million (which included the $750,000 negative revenue adjustment), compared to $3.0 million in the fourth quarter of 2023.

For the full year 2024, adjusted EBITDA, a non-GAAP metric, was $2.9 million, compared to $12.4 million in 2023.

Cash and cash equivalents were $18.0 million at December 31, 2024.

Financial Commentary

CFO Alanna Boudreau stated, “We saw strong momentum in Q4 bookings, with many orders coming late in the quarter. While the timing limited revenue recognition in the period, it contributed to a growing $22.0 million backlog that positions us well for future growth revenue growth. Full-year 2024 results included a one-time revenue adjustment related to a 2021 international sale, which reduced reported 2024 revenue and increased 2023 results. Additionally, net operating expense included a $275,000 lease settlement tied to a legacy facility contract. Both adjustments were necessary to properly align financial reporting and have now been addressed. Looking ahead, we remain focused on managing costs effectively, increasing operational efficiency even further, and converting backlog into revenue as market conditions evolve. With a $22.0 million backlog, scalable operational infrastructure, and an expanding international pipeline and footprint, we are well-positioned to benefit as opportunities emerge.”

Conference Call

VirTra’s management will hold a conference call today (March 27, 2025) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13751824

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through April 10, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13751824

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Year Ended
	Dec 31,	Dec 31,	Increase	%
	2024	2023 (Restated)	(Decrease)	Change

Net Income (Loss)	$1,363,681	$9,150,835	$(7,787,154)	-85%
Adjustments:
Provision for income taxes	887,286	1,818,812	$(931,526)	-51%
Depreciation and amortization	1,136,812	928,545	$208,267	22%
Interest (net)	(182,018)	(20,440)	$(161,578)	790%
EBITDA	$3,205,761	$11,877,752	$(8,671,991)	-73%
Right of use amortization	(279,592)	496,127	$(775,719)

Adjusted EBITDA	$2,926,169	$12,373,879	$(9,447,710)	-76%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

BALANCE SHEETS

	December 31,
	2024	2023
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$18,040,827	$18,849,842
Accounts receivable, net	8,005,452	16,472,123
Inventory, net	14,583,400	12,404,880
Unbilled revenue	2,570,441	1,109,616
Prepaid expenses and other current assets	1,273,115	906,803
Total current assets	44,473,235	49,743,264

Long-term assets:
Property and equipment, net	16,204,663	15,487,013
Operating lease right-of-use asset, net	437,095	716,687
Intangible assets, net	558,651	567,540
Security deposits, long-term	35,691	35,691
Other assets, long-term	148,177	201,670
Deferred tax asset, net	3,595,574	3,630,154
Total long-term assets	20,979,851	20,638,755

Total assets	$65,453,086	$70,382,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$957,384	$2,282,427
Accrued compensation and related costs	1,253,544	2,221,416
Accrued expenses and other current liabilities	657,114	3,970,559
Note payable, current	230,787	226,355
Operating lease liability, short-term	192,410	317,840
Deferred revenue, short-term	6,355,316	6,736,175

Total current liabilities	9,646,555	15,754,772

Long-term liabilities:
Deferred revenue, long-term	2,282,996	3,012,206
Note payable, long-term	7,567,536	7,813,021
Operating lease liability, long-term	265,111	432,176

Total long-term liabilities	10,115,643	11,257,403

Total liabilities	19,762,198	27,012,175

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized;11,255,709 shares and 11,107,230 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1,125	1,109
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	32,915,112	31,957,765
Retained earnings	12,774,651	11,410,970

Total stockholders’ equity	45,690,888	43,369,844

Total liabilities and stockholders’ equity	$65,453,086	$70,382,019

See accompanying notes to financial statements.

VIRTRA, INC.

STATEMENTS OF OPERATIONS

	For the years ended
	December 31,	December 31,
	2024	2023
		(Restated)
Revenues:
Net sales	$26,350,819	$38,791,337
Total revenue	26,350,819	38,791,337

Cost of sales	6,938,304	11,378,264

Gross profit	19,412,515	27,413,073

Operating expenses:
General and administrative	14,412,882	14,235,194
Research and development	3,003,302	2,794,314

Net operating expense	17,416,184	17,029,508

Income from operations	1,996,331	10,383,565

Other income (expense):
Other income	829,618	888,464
Other (expense) income	(574,982)	(302,382)

Net other income	254,636	586,082

Income before provision for income taxes	2,250,967	10,969,647

Provision for income taxes	887,286	1,818,812

Net income	$1,363,681	$9,150,835

Net income per common share:
Basic	$0.12	$0.85
Diluted	$0.12	$.85

Weighted average shares outstanding:
Basic	11,162,917	10,958,448
Diluted	11,162,917	10,963,477

See accompanying notes to financial statements.

VIRTRA, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31
	2024	2023
		(Restated)
Cash flows from operating activities:
Net income	$1,363,681	$9,150,835
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,136,812	928,545
Right of use amortization	279,592	496,127
Bad debt expense	(166,640)	308,657
Employee stock compensation	777,093	75,037
Stock reserves for future services	160,104	407,453
Changes in operating assets and liabilities:
Accounts receivable, net	8,633,309	(13,777,894)
Inventory, net	(2,178,520)	(2,812,552)
Deferred taxes	34,580	(1,391,392)
Unbilled revenue	(1,460,825)	6,376,375
Prepaid expenses and other current assets	(366,313)	(375,753)
Other assets	53,493	174,791
Accounts payable and other accrued expenses	(5,606,536)	3,810,157
Operating lease right of use	(292,495)	(527,690)
Deferred revenue	(1,110,069)	3,839,920
Net cash provided by operating activities	1,257,266	6,682,616

Cash flows from investing activities:
Purchase of intangible assets	-	-
Purchase of property and equipment	(1,845,572)	(1,128,187)
Net cash used in investing activities	(1,845,572)	(1,128,187)

Cash flows from financing activities:
Principal payments of debt	(240,862)	(243,084)
Stock issued for options exercised	20,153	54,900
Net cash used in financing activities	(220,709)	(188,184)

Net increase (decrease) in cash	(809,015)	5,366,245
Cash and restricted cash, beginning of period	18,849,842	13,483,597
Cash and restricted cash, end of period	$18,040,827	$18,849,842

Supplemental disclosure of cash flow information:
Income taxes paid (refunded)	$5,505,793	$-
Interest paid	$241,838	$248,653

See accompanying notes to financial statements.